EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-60243 and 333-79915) and Registration Statements (Form S-8 Nos. 33-47003, 33-92376, 333-43781, 333-59709, 333-80261 and 333-41242)
pertaining to the 1990 Stock Plan and in Registration Statements (Form S-8 Nos. 33-75372 and 33-92374) pertaining to the Employee Stock Purchase Plan of Insignia Systems, Inc. of our report dated February 2, 2001, with respect to the financial statements and schedule of Insignia Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                                        /s/ Ernst & Young LLP


Minneapolis, Minnesota
March 23, 2001


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